Exhibit 99.2

1 1 supplemental Strategy. Execution. Results. report 2015 first quarter Rendering of The Cove at Oyster Point Development South San Francisco, CA THE ONLY REIT IN THE S&P 500® THE FIRST HEALTHCARE REIT DIVIDEND ARISTOCRATS® S&P 500 IN THE INDEX

2 Sustainability 3 Summary 4 Heat Map - Triple-Net Master Lease Profile 5 Credit Profile 6 Capitalization 8 Indebtedness and Ratios 10 Investments 12 Portfolio Portfolio Summary 15 Senior Housing 20 Post-Acute/Skilled 24 Life Science 27 Medical Office 30 Hospital 32 Unconsolidated Joint Ventures 33 Entrance Fee CCRC Portfolio 34 Definitions 35 Reconciliations 39 Company Information 41 Forward Looking Statements & Risk Factors 42 TABLE OF Contents

THIS QUARTER Sustainability 30 Our Oyster Point life science campus located in South San Francisco was named one of the Best Workplaces for Commuters for the 3rd consecutive year for providing commuter benefits that promote energy conservation. YEARS STRONG Oyster Point Life Science Campus South San Francisco, CA Published our 1st combined Annual and Sustainability Report and our 4th annual Sustainability Report in connection with the GRI framework. Charitable Giving Contributed to the Army Retired Residence Foundation at our Fairfax at Fort Belvoir facility. The foundation provides financial support to retired military residents. The Fairfax Fort Belvoir, VA Recognized as a 2020 Women on Boards Winning “W” Company for promoting board diversity with women comprising 20% of our Board of Directors. Walk to End Alzheimer’s

THE NUMBERS Summary INCOME FROM INVESTMENT PORTFOLIO (1) Dollars in thousands, except per share data Hospital5% Post-Acute/Skilled31% SeniorHousing37% MedicalO ice13% LifeScience14% Three Months Ended March 31, 2015 2014 Revenues $ 610,791 $ 529,992 NOI 445,038 437,140 Cash NOI 415,853 400,993 Year-Over-Year SPP Cash NOI % Growth 3.5% 4.2% Adjusted EBITDA $ 484,517 $ 456,409 Diluted FFO per common share (0.26) 0.75 Diluted FFO as adjusted per common share 0.79 0.75 Diluted FAD per common share 0.69 0.63 Diluted EPS (0.52) 0.56 Dividends per common share 0.565 0.545 FFO as adjusted payout ratio 72% 73% FAD payout ratio 82% 87% Financial Leverage 43% 39% Adjusted Fixed Charge Coverage 4.0x 4.1x March 31, 2015 Property Count Investment Portfolio (2) Senior housing 478 $ 8,646,402 Post-acute/skilled 301 6,446,736 Life science 115 3,749,498 Medical office 282 3,204,745 Hospital 20 627,348 1,196 $ 22,674,729 (1) Represents cash NOI from real estate owned by HCP, interest income from Debt Investments and HCP’s pro rata share of cash NOI from real estate owned in the Company’s unconsolidated joint ventures for the quarter ended March 31, 2015. (2) Represents the real estate investments owned by HCP, the carrying amount of Debt Investments and HCP’s pro rata share of the real estate investments held in the Company’s unconsolidated joint ventures excluding assets under development and land held for development at March 31, 2015.

HEAT MAP Triple-Net Master Lease Profile(1) 0.4% 0.4% 0.8% 0.7%0.1%0.1%0.5% 8.7% 0.5% 0.5% 1.2% 0.4% 0.7% 0.4% 1.5% 1.3% 0.4% 1.0% 0.7% 0.9% 0.7% 0.6% 0.2% 0.4% 0.1% 0.6% 0.3% 0.1% 0.2% 0.4% 0.50x0.75x1.00x1.25x1.50x02468101214161820TERM(YEARS TO EXPIRATION) 0.8% 0.2% 0.1% 25.8% (3) 12.00x25EBITDAR CFC(TRAILING TWELVE MONTHS ENDED 12/31/2014) 95 % INVESTMENT TYPE: Senior Housing Post-Acute/Skilled Hospital No Corporate Guaranty % Share of HCP Annualized Revenues Master leases profiled represent 95% of triple-net Annualized Revenues(1)(2) (1) Excludes master leases with properties acquired during the period required to calculate CFC. (2) Refers to Annualized Revenues from triple-net leases in our senior housing, post-acute/skilled and hospital segments and excludes interest income and properties operated under a RIDEA structure. (3) Represents HCR ManorCare, Inc. (“HCR”) (guarantor) fixed charge coverage for their combined senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. HCR’s share of Annualized Revenues and the lease term are based on the revised rents and five-year extended term stated in the amended lease agreement effective April 1, 2015 (the “Amended Lease”). See HCR Portfolio Summary in this report.

6 48.7% 58.7% 57.4% 47.6% 43.4% 38.2% 41.0% 40.2% 39.2% 41.5% 43.0% 0% 20% 40% 60% 80% Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2014 1Q 2015 11.5% 21.2% 11.8% 15.1% 15.8% 14.1% 10.0% 8.3% 6.8% 5.0% 5.3% 0% 5% 10% 15% 20% 25% Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2014 1Q 2015 2.9x 2.3x 2.2x 2.4x 2.6x 2.9x 3.1x 3.6x 4.0x 4.1x 4.0x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2014 1Q 2015 5.1x 11.4x 8.7x 6.3x 6.2x 5.2x 5.3x 5.3x 4.6x 5.4x 5.3x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2014 1Q 2015 (1) (1) (1) Financial Leverage Secured Debt Ratio Net Debt to Adjusted EBITDA Adjusted Fixed Charge Coverage CREDIT Profile (1) Pro forma to exclude the temporary benefit resulting from prefunding the HCR acquisition in December 2010. Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2014 1Q 2015 Moody’s Baa2 Baa3 Baa3 Baa3 Baa3 Baa3 Baa2 Baa1 Baa1 Baa1 Baa1 (Stable) Standard & Poor’s BBB+ BBB BBB BBB BBB BBB BBB BBB+ BBB+ BBB+ BBB+ (Stable) Fitch BBB+ BBB BBB BBB BBB BBB BBB+ BBB+ BBB+ BBB+ BBB+ (Stable) Credit Ratings (Senior Unsecured Debt)

7 83% 87% 80% 77% 86% 83% 71% 72% 70% 72% 72% 50% 60% 70% 80% 90% Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2014 1Q 2015 $4.7 $10.6 $13.7 $13.2 $13.8 $14.2 $19.2 $22.0 $22.5 $24.5 $24.3 $0 $5 $10 $15 $20 $25 $30 Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2014 1Q 2015 2.1% 2.6% 2.0% 1.6% 3.2% 4.8% 4.0% 4.2% 3.1% 3.3% 3.5% 2.4% 4.6% 4.6% 2.1% (2.8%) (0.6%) 2.7% 3.7% 3.9% 4.0% (4%) (2%) 0% 2% 4% 6% HCP Major Property Sectors $0.3 $0.4 $0.6 $1.4 $1.6 $1.5 $1.1 $1.7 $1.8 $1.3 $1.8 $0.0 $0.5 $1.0 $1.5 $2.0 Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 2014 1Q 2015 (1) (3) 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 1Q 2015 (2) (3) Same Property NOI Growth FFO as Adjusted Payout Ratio Total Gross Assets (in billions) Liquidity(4) (in billions) CREDIT Profile (1) Presented as originally reported for periods 2005 through 2014. (2) Compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated March 6, 2015 (the “Green Street Report”); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office and strip center. The Company’s definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented. (3) Pro forma to exclude the temporary benefit resulting from prefunding the HCR acquisition in December 2010. (4) Represents the availability under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash).

Capitalization

Dollars and shares in thousands, except price data

TOTAL DEBT

	March 31, 2015	December 31, 2014	March 31, 2014
Bank line of credit[1]	$ 358,555	$ 838,516	$ —
Term loans[2]	530,038	213,610	228,269
Senior unsecured notes	8,022,533	7,626,194	6,912,812
Mortgage debt	979,890	984,431	1,235,169
Other debt	95,747	97,022	74,097
Consolidated Debt	**$ 9,986,763**	**$ 9,759,773**	**$ 8,450,347**
HCP's share of unconsolidated mortgage debt[3]	304,437	237,203	139,295
HCP's share of unconsolidated other debt[3]	174,018	176,358	—
Total Debt	**$ 10,465,218**	**$ 10,173,334**	**$ 8,589,642**
Cash and cash equivalents	(137,170)	(183,810)	(49,738)
HCP's share of unconsolidated JV cash	(31,165)	(5,818)	(5,023)
Net Debt	**$ 10,296,883**	**$ 9,983,706**	**$ 8,534,881**

TOTAL MARKET CAPITALIZATION

	March 31, 2015		
	Shares	Value	Total Value
Common stock (NYSE: HCP)	461,584	$ 43.21	$ 19,945,045
Convertible partnership (DownREIT) units[4]	6,042	43.21	261,075
Total Market Equity			**$ 20,206,120**
Consolidated Debt			9,986,763
Total Market Equity and Consolidated Debt			**$ 30,192,883**
HCP's share of unconsolidated debt[3]			478,455
Total Market Capitalization			**$ 30,671,338**

(1) Represents £241.5 and £355.0 million translated into U.S. dollars at March 31, 2015 and December 31, 2014, respectively.
(2) Represents £357.0 million translated into U.S. dollars at March 31, 2015 and £137.0 million translated into U.S. dollars at December 31, 2014 and March 31, 2014.
(3) Reflects pro rata share of mortgage and other debt in the Company's unconsolidated joint ventures.
(4) Convertible partnership (DownREIT) units are exchangeable for an amount of cash based on the then-current market value of shares of the Company's common stock at the time of conversion or, at the Company's election, shares of the Company's common stock.

8

Capitalization Common Stock and Equivalents In thousands Shares Outstanding March 31, 2015 Weighted Average Shares Three Months Ended March 31, 2015 Diluted EPS Diluted FFO Diluted FAD Common stock 461,584 460,880 460,880 460,880 Common stock equivalent securities: Restricted stock and units 1,043 — — 69 Dilutive impact of options 238 — — 238 Convertible partnership units 6,042 — — 6,042 Total common stock and equivalents 468,907 460,880 460,880 467,229 9 The Solana Doylestown Warrington, PA

Indebtedness and Ratios

10

As of March 31, 2015, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			HCP's Share of Unconsolidated Debt		Total Debt	
	Bank Line of Credit [1]	Term Loan [2]	Amounts	Rates % [3]	Amounts [4]	Rates % [3]	Consolidated Debt	Amounts [5]	Rates % [3]	Amounts	Rates % [3]
2015	$ —	$ —	$ 200,000	7.00	$ 35,549	3.56	$ 235,549	$ 12,891	5.82	$ 248,440	6.44
2016	—	203,404	900,000	5.10	292,222	6.87	1,395,626	61,984	5.99	1,457,610	4.78
2017	—	—	750,000	6.02	581,891	6.05	1,331,891	104,230	4.75	1,436,121	5.94
2018	358,555	—	600,000	6.82	6,583	5.90	965,138	55,052	4.81	1,020,190	4.91
2019	—	326,634	450,000	3.96	2,072	N/A	778,706	980	N/A	779,686	3.11
2020	—	—	800,000	2.79	2,078	5.19	802,078	28,401	3.20	830,479	2.81
2021	—	—	1,200,000	5.54	9,384	5.40	1,209,384	347	N/A	1,209,731	5.53
2022	—	—	300,000	3.44	902	N/A	300,902	14,742	4.46	315,644	3.48
2023	—	—	800,000	4.40	964	N/A	800,964	1,947	5.06	802,911	4.40
2024	—	—	1,150,000	4.12	1,031	N/A	1,151,031	87	N/A	1,151,118	4.12
Thereafter	—	—	900,000	4.70	48,811	4.88	948,811	21,057	3.94	969,868	4.69
Subtotal	**$ 358,555**	**$ 530,038**	**$8,050,000**		**$ 981,487**		**$ 9,920,080**	**$ 301,718**		**$10,221,798**	
Other debt [6]	—	—	—		—		95,747	174,018		269,765	
(Discounts) and premiums, net	—	—	(27,467)		(1,597)		(29,064)	2,719		(26,345)	
Total	**$ 358,555**	**$ 530,038**	**$8,022,533**		**$ 979,890**		**$ 9,986,763**	**$ 478,455**		**$10,465,218**	
Weighted average interest rate %	1.72	1.96	4.82		6.15		4.68	4.49		4.68	
Weighted average maturity in years	3.00	2.85	6.23		3.05		5.62	3.62		5.56	

(1) Represents £241.5 million translated into U.S. dollars.
(2) Represents £357.0 million translated into U.S. dollars.
(3) Relates to maturing amounts.
(4) Mortgage debt attributable to non-controlling interests at March 31, 2015 was $52.2 million, excluding DownREITs.
(5) Reflects pro rata share of mortgage and other debt in the Company's unconsolidated joint ventures. Includes our pro rata share (9.4%) of $384.0 million in HCR debt that accrues interest at LIBOR plus 350bps (subject to a floor of 150bps) and matures in April 2018.
(6) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.

Indebtedness and Ratios March 31, 2015 December 31, 2014 Consolidated Debt/Consolidated Gross Assets 43.3% 41.8% Financial Leverage (Total Debt/Total Gross Assets) 43.0% 41.5% Consolidated Secured Debt/Consolidated Gross Assets 4.2% 4.2% Secured Debt Ratio (Total Secured Debt/Total Gross Assets) 5.3% 5.0% Fixed and Variable Rate Ratios:(1) Fixed Rate Total Debt 95.4% 90.8% Variable Rate Total Debt 4.6% 9.2% 100% 100% FINANCIAL COVENANTS AS OF MARCH 31, 2015(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 43% Secured Debt Ratio No greater than 30% 6% Unsecured Leverage Ratio No greater than 60% 45% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.8x (1) $71.2 million of variable-rate mortgages and £357.0 million term loans are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float). (2) Calculated based on the definitions contained in the credit agreement which may differ from similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

Investments For the quarter ended March 31, 2015, dollars in thousands INVESTMENTS Description Investment in MBK joint venture(1) $ 63,200 United Kingdom debt investment(2) 164,272 Investment in other real estate assets 18,086 Total fundings for development, tenant and capital improvements 64,793 Construction loan commitment fundings 719 Total Investments $ 311,070 (1) On March 30, 2015, the Company and MBK Senior Living (“MBK”) formed an unconsolidated joint venture that acquired three senior housing facilities from MBK. The facilities are managed by MBK in a RIDEA structure. (2) Represents the Company’s HC-One debt investment with a face value of £107.6 million, translated into U.S. dollars as of the February 6, 2015 acquisition date. 12 Mountain Vista MOB Mesa, AZ

Investments Real Estate For the quarter ended March 31, 2015, dollars and square feet in thousands INVESTMENTS AND DISPOSITIONS Location Date Capacity Property Count Segment Investment/ Net Sales Price Investment: Houston, TX(1) March 19, 2015 87 Units 1 Senior housing $ 17,906 Investment in Unconsolidated JV Various March 30, 2015 448 Units 3 Senior housing 63,200 Dispositions: Various January 1, 2015 492 Units 8 Senior housing 51,400 (1) On March 19, 2015, the Company exercised its right to acquire an 87 unit assisted living senior housing facility valued at $36.0 million and reflected the repayment of a development loan funded by the Company of $13.8 million and incremental interest income of $4.3 million resulting from the appreciation of the underlying real estate.

Investments Development As of March 31, 2015, dollars and square feet in thousands DEVELOPMENT PROJECTS IN PROCESS Name of Project Location Segment Estimated Completion Date Capacity Investment to Date Estimated Total Investment Development: Deer Park Deer Park, IL Senior housing 4Q 2015 180 Units $ 22,253 $ 47,690 Memorial Hermann - Pearland II Pearland, TX Medical office 1Q 2016 98 Sq. Ft. 10,407 18,800 Sky Ridge Lone Tree, CO Medical office 1Q 2016 118 Sq. Ft. 9,453 29,400 The Cove at Oyster Point South San Francisco, CA Life science 3Q 2016 253 Sq. Ft. 38,276 176,732 Memorial Hermann - Cypress Cypress, TX Medical office 4Q 2016 165 Sq. Ft. 1,872 35,630 Redevelopment: Bayfront(1) St. Petersburg, FL Medical office 4Q 2015 120 Sq. Ft. 13,878 19,236 Folsom Sacramento, CA Medical office 4Q 2015 92 Sq. Ft. 40,572 59,350 Pacific Corporate Park San Diego, CA Life science 2Q 2016 57 Sq. Ft. 12,864 19,868 $ 149,575 $ 406,706 LAND HELD FOR DEVELOPMENT Primary Location Primary Segment Gross Site Acreage Estimated Rentable Sq. Ft. Investment to Date California - Bay Area & San Diego Life science 153 3,151 $ 363,580 (1) Represents a portion of the facility.

Portfolio Summary As of and for the quarter ended March 31, 2015, dollars and square feet in thousands Property Portfolio Property Count Investment Cash NOI Age (Years) Capacity Occupancy % EBITDARM CFC EBITDAR CFC Senior housing 388 $ 6,149,174 $ 120,057 19 34,892 Units 87.5 1.32x 1.11x Senior housing - operating 70 1,672,640 30,415 19 10,053 Units 86.4 N/A N/A Post-acute/skilled 301 5,357,048 121,960 35 38,089 Beds 84.2 2.01x 1.54x Life science 111 3,663,491 63,777 17 7,321 Sq. Ft. 96.5 N/A N/A Medical office 215 3,030,579 58,187 21 15,245 Sq. Ft. 90.2 N/A N/A Hospital 16 594,085 21,457 29 2,221 Beds 54.4 5.84x 5.43x 1,101 $ 20,467,017 $ 415,853 24 (1) (1) (1) (1) Debt Investments Investment Interest Income Senior housing $ 139,982 $ 7,394 Post-acute/skilled 1,089,688 25,868 Hospital 16,987 — $ 1,246,657 $ 33,262 Total $ 21,713,674 $ 449,115 (1) CFC is not presented for HCR senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. For additional information, see HCR ManorCare Portfolio Summary.

Freedom Village at Brandywine West Brandywine, PA Portfolio Summary 16 For the quarter ended March 31, 2015, dollars in thousands NOI, CASH NOI AND INTEREST INCOME Segment Rental and RIDEA Revenues Operating Expenses NOI(2) Cash NOI Interest Income Cash NOI and Interest Income Senior housing(1) $ 232,395 $ 75,510 $ 156,885 $ 150,472 $ 7,394 $ 157,866 Post-acute/skilled 140,576 533 140,043 121,960 25,868 147,828 Life science 83,551 16,699 66,852 63,777 — 63,777 Medical office 98,305 38,252 60,053 58,187 — 58,187 Hospital 22,242 1,037 21,205 21,457 — 21,457 $ 577,069 $ 132,031 $ 445,038 $ 415,853 $ 33,262 $ 449,115 (1) Brookdale manages 70 assets on behalf of the Company under a RIDEA structure. For the three months ended March 31, 2015, revenues and operating expenses were $105.0 million and $74.6 million, respectively. (2) NOI attributable to non-controlling interests for the three months ended March 31, 2015 was $5.3 million, excluding DownREITs.

Portfolio Diversification

As of and for the quarter ended March 31, 2015, dollars in thousands

CASH NOI BY STATE

State	Properties	Senior Housing	Post-Acute/ Skilled	Life Science	Medical Office	Hospital	Total	% of Total
CA	159	$ 16,945	$ 4,924	$ 58,162	$ 2,704	$ 4,906	$ 87,641	21
TX	110	19,776	1,997	—	14,318	7,449	43,540	10
FL	94	17,852	11,340	—	3,814	1,931	34,937	8
PA	56	4,331	26,414	—	2,332	—	33,077	8
IL	51	8,578	14,717	—	327	—	23,622	6
OH	70	4,824	14,936	—	188	—	19,948	5
MI	37	2,408	11,927	—	—	—	14,335	3
VA	31	6,571	4,186	—	986	—	11,743	3
WA	27	4,023	2,653	—	4,975	—	11,651	3
CO	28	4,366	1,847	—	4,626	373	11,212	3
Other	438	60,798	27,019	5,615	23,917	6,798	124,147	30
	1,101	**$ 150,472**	**$ 121,960**	**$ 63,777**	**$ 58,187**	**$ 21,457**	**$ 415,853**	**100**

OPERATOR/TENANT DIVERSIFICATION

Company	Primary Segment	Annualized Revenues[1] Amount	%
HCR[1]	Post-acute/skilled	$ 472,758	26
Brookdale	Senior housing	355,223	19
Sunrise Senior Living	Senior housing	94,687	5
HCA	Medical office	64,156	4
HC-One	Post-acute/skilled	53,368	3
Amgen	Life science	44,863	2
Genentech	Life science	44,242	2
Tandem/LaVie	Post-acute/skilled	34,316	2
Four Seasons Health Care	Post-acute/skilled	26,445	1
Tenet	Hospital	23,376	1
Other		620,287	35
		$ 1,833,721	**100**

(1) Annualized Revenues for HCR reflect the revised rents as stated in the Amended Lease.

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Same Property Portfolio As of March 31, 2015, dollars in thousands THREE-MONTH SPP Year-Over-Year Sequential Property Count Investment Percent of Property Portfolio Occupancy NOI Growth Occupancy NOI Growth 1Q15 1Q14 GAAP Cash 1Q15 4Q14 GAAP Cash Senior housing 383 $ 6,721,897 86 88.1% 87.8% 0.3% 4.0% 88.1% 88.0% (1.9%) (3.4%) Post-acute/skilled 301 5,348,441 100 83.5% 83.9% 2.2% 3.5% 83.5% 83.2% 0.5% 0.0% Life science 106 3,472,558 95 96.5% 91.5% 5.6% 5.4% 96.5% 95.3% 4.0% 2.7% Medical office 205 2,694,843 89 90.5% 91.5% 0.5% 0.0% 90.5% 91.1% (0.4%) (2.1%) Hospital 16 594,085 100 54.3% 51.4% 3.0% 3.8% 54.3% 52.7% 0.2% 0.8% 1,011 $ 18,831,824 92 1.9% 3.5% 0.0% (1.0%)

Expirations and Maturities

Annualized Revenues at March 31, 2015, dollars in thousands

LEASE EXPIRATIONS[1]

Year	Total	% of Total	Senior Housing [3][4]	Post-Acute/ Skilled [4]	Life Science	Medical Office	Hospital
2015[2]	$ 54,973	3	$ 220	$ —	$ 8,148	$ 46,605	$ —
2016	65,150	4	17,139	340	10,288	37,383	—
2017	107,502	7	10,784	—	32,226	51,766	12,726
2018	129,327	8	49,896	1,168	36,757	41,506	—
2019	88,279	6	8,954	18,633	15,411	37,935	7,346
2020	137,063	9	40,002	6,983	52,034	30,285	7,759
2021	64,061	4	10,662	—	34,743	17,174	1,482
2022	45,674	3	2,129	3,274	13,978	14,844	11,449
2023	68,048	4	23,553	—	34,960	9,535	—
2024	62,185	4	30,111	—	7,716	11,054	13,304
Thereafter	769,239	48	303,256	404,548	20,830	19,474	21,131
	$ 1,591,501	**100**	**$ 496,706**	**$ 434,946**	**$ 267,091**	**$ 317,561**	**$ 75,197**

DEBT INVESTMENT MATURITIES[1]

Year	Total	Senior Housing	Post-Acute/ Skilled
2015	$ 11,888	$ —	$ 11,888[5]
2016	5,655	5,655	—
2017	30,378	3,238	27,140
2018	1,592	1,592	—
2019	41,479	—	41,479[5]
2020	26,445	—	26,445
2021	—	—	—
2022	930	930	—
2023	—	—	—
2024	—	—	—
Thereafter	—	—	—
	$ 118,367	**$ 11,415**	**$ 106,952**

(1) Assumes that renewals, purchase options and borrower prepayment tenant options are not exercised.

(2) Includes month-to-month and holdover leases.

(3) Excludes $123.9 million of annualized NOI related to 70 facilities operated under a RIDEA structure by Brookdale.

(4) Includes Annualized Revenues for HCR of $473 million ($68 million in senior housing and $405 million in post-acute/skilled) and an average lease expiration of 2031 pursuant to the amended lease terms effective April 1, 2015.

(5) Includes annualized interest income on the HC-One Bridge Loan (maturing 2015) and the HC-One Term Loan (maturing 2019), of which £76.0 and £98.3 million, respectively, were converted to a sale leaseback on April 15, 2015.

19

Senior Housing As of and for the quarter ended March 31, 2015, dollars in thousands INVESTMENTS Property Portfolio Property Count Investment Cash NOI Units Occupancy % EBITDARM CFC EBITDAR CFC Operating Leases: Assisted living 240 $ 3,214,224 $ 64,624 18,140 88.5 1.31x 1.11x Independent living 44 839,406 18,401 5,736 89.5 1.24x 1.09x CCRCs 11 521,759 10,960 3,091 86.6 1.29x 1.07x Direct Financing Leases: Assisted living 27 626,452 10,150 3,134 86.7 1.53x 1.21x HCR DFLs 66 947,333 15,922 4,791 82.5 N/A N/A Operating Properties (RIDEA) 70 1,672,640 30,415 10,053 86.4 N/A N/A 458 $ 7,821,814 $ 150,472 44,945 87.1 1.32x 1.11x Debt Investments Investment Interest Income Participating development loans $ 122,514 $ 7,063 Other 17,468 331 $ 139,982 $ 7,394 Total $ 7,961,796 $ 157,866

Senior Housing Operator Concentration As of and for the quarter ended March 31, 2015, dollars in thousands Property Portfolio(1) Operator Investment NOI and Interest Income Cash NOI and Interest Income Properties Occupancy % EBITDARM CFC EBITDAR CFC Count % Pooled Units Brookdale $ 4,389,777 $ 91,083 $ 88,238 248 99 27,319 88.0 1.29x 1.10x Sunrise Senior Living 1,333,479 21,515 21,010 48 98 5,561 87.9 1.44x 1.16x HCR 947,333 18,766 15,922 66 100 4,791 82.5 N/A N/A Harbor Retirement Associates 211,662 4,581 4,455 14 100 1,346 81.8 1.48x 1.26x Aegis Senior Living 182,152 3,942 4,145 10 80 701 89.1 1.27x 1.12x Capital Senior Living 181,044 4,185 4,190 15 100 1,478 86.4 1.28x 1.13x Other 716,349 20,207 19,906 57 91 3,749 87.5 1.12x 0.95x $ 7,961,796 $ 164,279 $ 157,866 458 98 44,945 87.1 1.32x 1.11x (1) Presented for leased and operating properties, if applicable, and excludes Debt Investments.

Senior Housing Operating Portfolio As of and for the quarter ended March 31, 2015, dollars in thousands, except REVPOR NOI DIVERSIFICATION Market Investment(1) Cash NOI(2) % of total NOI IL Units AL Units 3-Month Occupancy % REVPOR Houston, TX $ 298,180 $ 5,130 16.9 1,720 87 89.5 $ 2,327 Chicago, IL 213,712 2,964 9.8 715 424 86.6 4,022 Miami, FL 101,113 2,683 8.8 409 215 94.1 3,882 Riverside, CA 71,096 1,525 5.0 44 453 94.2 4,133 Tampa, FL 81,198 1,389 4.6 328 98 81.0 3,689 Providence, RI 66,920 1,358 4.5 — 432 87.8 4,304 Phoenix, AZ 40,931 1,078 3.5 172 39 96.6 3,487 Boston, MA 73,891 832 2.7 — 227 77.3 5,462 Ventura, CA 25,817 824 2.7 — 159 85.8 8,256 Baltimore, MD 35,700 613 2.0 — 202 92.7 4,776 Other 664,082 12,019 39.5 721 3,608 83.2 4,603 $ 1,672,640 $ 30,415 100.0 4,109 5,944 86.4 $ 4,058 (1) Includes a Gainesville, FL facility that transitioned from the triple-net portfolio to RIDEA effective January 1, 2015 and a Houston, TX facility that was acquired on March 19, 2015. (2) For the three months ended March 31, 2015, revenues and operating expenses were $105.0 million and $74.6 million, respectively.

Senior Housing Same Property Portfolio Dollars in thousands 1Q14 2Q14 3Q14 4Q14 1Q15 Property count 383 383 383 383 383 Investment $ 6,609,369 $ 6,618,765 $ 6,629,826 $ 6,648,376 $ 6,721,897 Units 38,414 38,379 38,374 38,338 38,333 3-month Occupancy % 87.8 87.5 87.3 88.0 88.1 EBITDARM CFC 1.36x 1.35x 1.34x 1.33x 1.32x EBITDAR CFC 1.15x 1.14x 1.13x 1.13x 1.11x NOI: Total revenues $ 162,810 $ 163,189 $ 163,551 $ 167,590 $ 163,535 Operating expenses (24,028) (24,304) (24,206) (25,653) (24,344) $ 138,782 $ 138,885 $ 139,345 $ 141,937 $ 139,191 Cash NOI: Non-cash adjustments to NOI (11,787) (10,057) (8,189) (5,219) (7,133) $ 126,995 $ 128,828 $ 131,156 $ 136,718 $ 132,058 Year-Over-Year Three-Month SPP Growth 4.0%

Post-Acute/Skilled

As of and for the quarter ended March 31, 2015, dollars in thousands

INVESTMENTS

Leased Properties	Property Count	Investment	Cash NOI	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
Operating leases	34	$ 212,240	$ 7,173	3,632	85.5	2.01x	1.54x
HCR DFLs	267	5,144,808	114,787	34,457	84.0	N/A	N/A
	301	**$ 5,357,048**	**$ 121,960**	**38,089**	**84.2**	**2.01x**	**1.54x**

Debt Investments	Investment	Interest Income	DSC
HC-One[1]	$ 685,263	$ 12,504	N/A
Four Seasons Health Care[2]	203,911	6,684	1.21x
Tandem/LaVie	200,514	6,680	1.29x
	$ 1,089,688	**$ 25,868**	
Total	**$ 6,446,736**	**$ 147,828**	

OPERATOR CONCENTRATION

				Property Portfolio[3]					
				Properties					
Operator	Investment	NOI and Interest Income	Cash NOI and Interest Income	Count	% Pooled	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
HCR	$ 5,144,808	$ 132,757	$ 114,787	267	100	34,457	84.0	N/A	N/A
HC-One[1]	685,263	12,504	12,504	—	—	—	—	N/A	N/A
Tandem/LaVie	263,614	8,536	8,474	9	100	932	95.3	2.66x	2.13x
Four Seasons Health Care[2]	203,911	6,684	6,684	—	—	—	—	N/A	N/A
Covenant Care	70,232	2,866	2,864	12	100	1,262	84.6	1.73x	1.24x
Trilogy Health Services	41,958	1,683	1,629	5	100	614	87.5	1.90x	1.54x
Other	36,950	881	886	8	50	824	74.5	1.87x	1.36x
	$ 6,446,736	**$ 165,911**	**$ 147,828**	**301**	**99**	**38,089**	**84.2**	**2.01x**	**1.54x**

(1) Investment represents £461.6 million translated into U.S. dollars as of March 31, 2015. Included in the investment is £174 million which was converted into a sale-leaseback of 36 facilities on April 15, 2015.
(2) Investment represents senior unsecured notes with a face value of £138.5 million, purchased at a discount for £136.8 million translated into U.S. dollars as of March 31, 2015.
(3) Presented for leased properties and excludes Debt Investments.

24

Post-Acute/Skilled Dollars in thousands SAME PROPERTY PORTFOLIO 1Q14 2Q14 3Q14 4Q14 1Q15 Property count 301 301 301 301 301 Investment $ 5,775,186 $5,804,540 $ 5,835,980 $5,866,919 $5,348,441 Beds 38,334 38,324 38,328 38,309 38,089 3-month Occupancy % 83.9 85.7 84.3 83.2 83.5 NOI: Total revenues $ 137,310 $ 138,014 $ 138,884 $ 139,571 $ 140,357 Operating expenses (73) (75) (77) 57 (79) $ 137,237 $ 137,939 $ 138,807 $ 139,628 $ 140,278 Cash NOI: Non-cash adjustments to NOI (19,102) (15,872) (16,666) (17,366) (18,067) $ 118,135 $ 122,067 $ 122,141 $ 122,262 $ 122,211 Year-Over-Year Three-Month SPP Growth 3.5% SPP Metrics (excludes HCR) EBITDARM CFC 2.17x 2.08x 2.03x 2.02x 2.01x EBITDAR CFC 1.69x 1.61x 1.56x 1.55x 1.54x Quality Mix % 61.7 61.4 61.3 61.0 60.8

HCR ManorCare Portfolio Summary

Post-Acute/Skilled

As of and for the quarter ended March 31, 2015, dollars in thousands

HCP INVESTMENT IN HCR MANORCARE

	Property Count	Investment	NOI[1]	Cash NOI	Occupancy %
Assisted living	66	$ 947,333	$ 18,766	$ 15,922	82.5
Post-acute/skilled	267	5,144,808	132,757	114,787	84.0
	333	**$ 6,092,141**	**$ 151,523**	**$ 130,709**	**83.8**

For the trailing twelve months ended, dollars in thousands

HCR MANORCARE PERFORMANCE

		Facility EBITDARM		Facility EBITDAR[3]		HCR OpCo (guarantor) Fixed Charge Coverage[4]	
	Quality Mix %[2]	Amount	CFC	Amount	CFC	As Reported	Normalized
December 31, 2014	66.6	$ 565,920	1.09x	$ 397,164 430,915	5% mgmt fee - 0.77x 4% mgmt fee - 0.83x	1.03x	1.08x
March 31, 2015	66.5	$ 569,238	1.09x	$ 400,462 434,217	5% mgmt fee - 0.77x 4% mgmt fee - 0.83x	1.04x	1.08x

Trailing 12-month coverage ratios are based on master lease terms prior to the Amended Lease effective April 1, 2015. The initial lease year rent under the Amended Lease is reduced by a net $68 million from $541 million to $473 million. As previously announced, the Company and HCR also agreed to market for sale 50 non-strategic assets that are under the Amended Lease. Proceeds from the sales are projected to range from $250 - $350 million, resulting in annual rent reductions under the Amended Lease of between $19 and $27 million based on 7.75% of the net sales proceeds. For further details, see Note 6 to the Consolidated Financial Statements for the quarter ended March 31, 2015. The projected incremental pro forma increase to coverage from the amendment and asset sales on a full-year run-rate basis is estimated as follows:

	Lease Amendment	Asset Sales	Total
EBITDARM	0.21x	0.05x — 0.07x	0.26x — 0.28x
EBITDAR - 4% mgmt fee	0.16x	0.06x — 0.08x	0.22x — 0.24x
FCC	0.15x	0.06x — 0.08x	0.21x — 0.23x

(1) Assisted living and post-acute/skilled NOI includes reductions of $1.9 million and $13.8 million, respectively, related to HCP's equity interest in HCR.
(2) Private-pay is 33.4% and Medicare is 33.2% of total revenues for the period ending December 31, 2014. Private pay is 33.7% and Medicare is 32.8% of total revenues for the period ending March 31, 2015.
(3) Facility EBITDAR includes non-cash accrual charges for general and professional liability claims of $21 million. If these charges are excluded, EBITDAR CFC would be 4 basis points higher.
(4) HCR (guarantor) fixed charge coverage ("FCC") is based on EBITDAR that includes home health and hospice EBITDAR and actual corporate general and administrative expenses that are 3.6% of revenues. As Reported FCC also includes non-cash accrual charges for general and professional liability claims of $24 million that are excluded for purposes of calculating normalized FCC. HCR's fixed charges include cash rent and cash interest expense.

26

Life Science As of and for the quarter ended March 31, 2015, dollars and square feet in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Square Feet Occupancy % San Francisco 75 $ 2,761,810 $ 47,033 4,677 96.7 San Diego 23 661,636 11,129 1,731 94.7 Other 13 240,045 5,615 913 99.2 111 $ 3,663,491 $ 63,777 7,321 96.5 SAME PROPERTY PORTFOLIO 1Q14 2Q14 3Q14 4Q14 1Q15 Property count 106 106 106 106 106 Investment $ 3,385,120 $ 3,406,362 $ 3,430,894 $ 3,459,843 $ 3,472,558 Square feet 6,859 6,861 6,862 6,870 6,870 Occupancy % 91.5 92.9 94.4 95.3 96.5 NOI: Total revenues $ 72,776 $ 74,523 $ 74,481 $ 75,429 $ 77,663 Operating expenses (12,493) (13,633) (13,817) (14,169) (13,983) $ 60,283 $ 60,890 $ 60,664 $ 61,260 $ 63,680 Cash NOI: Non-cash adjustments to NOI (2,323) (2,515) (1,935) (1,778) (2,585) $ 57,960 $ 58,375 $ 58,729 $ 59,482 $ 61,095 Year-Over-Year Three-Month SPP Growth 5.4%

Life Science Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total San Francisco San Diego Other Year Square Feet % Annualized Revenues % Square Feet Annualized Revenues Square Feet Annualized Revenues Square Feet Annualized Revenues 2015(1) 226 3 $ 8,148 3 48 $ 684 178 $ 7,464 — $ — 2016 367 5 10,288 4 319 8,674 48 1,614 — — 2017 911 13 32,226 12 447 16,727 310 12,282 154 3,217 Thereafter 5,563 79 216,429 81 3,708 168,688 1,103 27,583 752 20,158 7,067 100 $ 267,091 100 4,522 $ 194,773 1,639 $ 48,943 906 $23,375 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of December 31, 2014 6,971 $ 37.50 Expirations (119) 29.01 Renewals, amendments and extensions 71 36.35 12.8 $ 89.96 $ 9.23 57 60% New leases 144 37.68 94.09 12.02 70 Leased Square Feet as of March 31, 2015 7,067 $ 37.80 (1) Includes month-to-month and holdover leases.

Rendering of The Cove at Oyster Point Development South San Francisco, CA Life Science 29 As of March 31, 2015, dollars and square feet in thousands TENANT CONCENTRATION Square Feet Annualized Revenues Amount % of Total Amount % of Total Amgen 684 10 $ 44,863 17 Genentech 856 12 44,242 17 Rigel Pharmaceuticals 147 2 14,979 6 LinkedIn Corporation 373 5 13,932 5 Exelixis, Inc. 295 4 13,360 5 Google 290 4 9,758 4 Myriad Genetics 310 4 7,673 3 Takeda 166 2 7,244 3 General Atomics 397 6 6,486 2 ARUP 324 5 5,661 2 Other 3,225 46 98,893 36 7,067 100 $ 267,091 100

Medical Office As of and for the quarter ended March 31, 2015, dollars and square feet in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Square Feet Occupancy % Healthcare System Affiliated % On-campus 164 $ 2,295,837 $ 45,106 12,104 90.6 100.0 Off-campus 51 734,742 13,081 3,141 88.8 72.1 215 $ 3,030,579 $ 58,187 15,245 90.2 94.3 SAME PROPERTY PORTFOLIO 1Q14 2Q14 3Q14 4Q14 1Q15 Property count 205 205 205 205 205 Investment $ 2,635,549 $ 2,646,105 $ 2,655,971 $ 2,689,626 $ 2,694,843 Square feet 13,960 13,962 13,960 13,960 13,964 Occupancy % 91.5 91.3 91.1 91.1 90.5 NOI: Total revenues $ 88,471 $ 89,110 $ 88,079 $ 88,225 $ 88,954 Operating expenses (33,498) (34,391) (34,982) (32,760) (33,688) $ 54,973 $ 54,719 $ 53,097 $ 55,465 $ 55,266 Cash NOI: Non-cash adjustments to NOI (736) (515) 652 (105) (1,052) $ 54,237 $ 54,204 $ 53,749 $ 55,360 $ 54,214 Year-Over-Year Three-Month SPP Growth 0.0%

Medical Office Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATION DATA (NEXT 3 YEARS) Total On-Campus Off-Campus Year Square Feet % Annualized Revenues % Square Feet Annualized Revenues Square Feet Annualized Revenues 2015(1) 1,953 14 $ 46,605 15 1,594 $ 39,057 359 $ 7,548 2016 1,669 12 37,383 12 1,482 33,085 187 4,298 2017 2,202 16 51,766 16 1,726 40,675 476 11,091 Thereafter 7,927 58 181,807 57 6,159 142,266 1,768 39,541 13,751 100 $ 317,561 100 10,961 $ 255,083 2,790 $ 62,478 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents (2) HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of December 30, 2014 13,814 $ 23.40 Expirations (436) 26.87 Renewals, amendments and extensions 314 25.34 2.4 $ 8.79 $2.38 58 72% New leases 74 28.30 12.61 4.19 75 Terminations (15) 25.17 Leased Square Feet as of March 31, 2015 13,751 $ 23.61 (1) Includes month-to-month and holdover leases. (2) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

Hospital As of and for the quarter ended March 31, 2015, dollars in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Beds Occupancy % (1) EBITDARM CFC EBITDAR CFC Acute care 5 $ 380,228 $ 15,263 1,508 49.5 7.03x 6.57x Other 11 213,857 6,194 713 60.7 2.74x 2.48x 16 $ 594,085 $ 21,457 2,221 54.4 5.84x 5.43x Debt Investments Investment Interest Income Delphis $ 16,987 $ — Total $ 611,072 $ 21,457 SAME PROPERTY PORTFOLIO 1Q14 2Q14 3Q14 4Q14 1Q15 Property count 16 16 16 16 16 Investment $ 592,360 $ 593,548 $ 593,717 $ 594,048 $ 594,085 Beds 2,221 2,221 2,221 2,221 2,221 3-month Occupancy %(1) 51.5 56.8 53.6 52.7 54.3 EBITDARM CFC 5.85x 5.85x 5.73x 5.74x 5.84x EBITDAR CFC 5.44x 5.44x 5.32x 5.34x 5.43x NOI: Total revenues $ 21,532 $ 21,255 $ 21,547 $ 22,123 $ 22,229 Operating expenses (947) (895) (950) (981) (1,037) $ 20,585 $ 20,360 $ 20,597 $ 21,142 $ 21,192 Cash NOI: Non-cash adjustments to NOI 66 106 130 142 252 $ 20,651 $ 20,466 $ 20,727 $ 21,284 $ 21,444 Year-Over-Year Three-Month SPP Growth 3.8% (1) Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

Unconsolidated Joint Ventures

As of and for the quarter ended March 31, 2015, dollars and square feet in thousands

INVESTMENTS

	Total	Medical Office [1]	Life Science	Senior Housing [2]
HCP's ownership percentage		20% - 67%	50% - 63%	45% - 72%
Joint venture's Investment	$ 1,164,259	$ 848,060	$ 152,214	$ 163,985
Joint venture's mortgage debt	584,534	463,147	—	121,387
HCP's net equity investment[3]	134,053	38,176	69,758	26,119
Property count	81	71	4	6
Capacity		3,494 Sq. Ft.	278 Sq. Ft.	743 Units
Occupancy %		83.9	87.2	93.6

SELECTED FINANCIAL DATA

	Three Months Ended March 31, 2015		
Joint Venture Results:	Medical Office [1]	Life Science	Senior Housing
Total revenues	$ 20,689	$ 2,930	$ 4,488
Operating expenses	(8,518)	(785)	(2,536)
NOI	**$ 12,171**	**$ 2,145**	**$ 1,952**
Depreciation and amortization	(7,564)	(382)	(698)
General and administrative expenses	(838)	(7)	(20)
Interest expense and other	(7,205)	—	(346)
Net income (loss)	**$ (3,436)**	**$ 1,756**	**$ 888**
Depreciation and amortization	7,564	382	698
FFO	**$ 4,128**	**$ 2,138**	**$ 1,586**
Non-cash adjustments to NOI	(484)	(120)	—
Leasing costs and tenant and capital improvements	(1,158)	(289)	—
FAD	**$ 2,486**	**$ 1,729**	**$ 1,586**
HCP's Pro Rata Share:			
NOI	$ 2,900	$ 1,252	$ 961
Net income (loss)	(581)	1,028	432
FFO	1,122	1,249	780
FAD	780	1,025	780

(1) Includes four hospitals with a capacity of 155 beds, Investment of $81.4 million, NOI of $1.5 million, and Cash NOI of $1.1 million as of and for the quarter ended March 31, 2015.

(2) On March 30, 2015, the Company and MBK formed an unconsolidated joint venture that acquired three senior housing facilities from MBK. The facilities are managed by MBK in a RIDEA structure.

(3) Represents the carrying value of the Company's equity interest in the respective unconsolidated joint venture as reported on its consolidated balance sheets, which may differ from the capital balance as presented at the joint venture level.

33

Unconsolidated Joint Ventures

Entrance Fee CCRC Portfolio

As of and for the quarter ended March 31, 2015, dollars in thousands except REVPOR

CAPITALIZATION		PORTFOLIO METRICS	
Joint venture's Investment	$ 1,218,535	CCRC campuses	14
Joint venture's mortgage debt (excludes Entrance Fees)	$ 200,627	Units	6,847
HCP's equity ownership	49%	Occupancy	85.4%
HCP's net equity investment[1]	$ 455,750	REVPOR	$ 4,923

SELECTED FINANCIAL DATA

Cash Entrance Fee Sales:	
# of closings	142
# of refunds	102
Total Entrance Fee proceeds	$ 22,080
Refunds of Entrance Fees	$ 7,635
Non-refundable Entrance Fee %	67%

	JV Total	HCP's 49% Interest	
Joint Venture Results:	GAAP/FFO	GAAP/FFO	Cash/FAD
Resident fees and services	$ 86,332	$ 42,303	$ 42,303
Operating expenses	(70,987)	(34,784)	(35,179)
Non-refundable Entrance Fee sales, net[2]	1,141	559	6,193
NOI	**$ 16,486**	**$ 8,078**	**$ 13,317**
Interest expense and other	(1,517)	(743)	(1,007)
Depreciation and amortization	(18,606)	(9,117)	—
Other items	618	303	303
Net income	**$ (3,019)**	**$ (1,479)**	**$ 12,613**
Depreciation and amortization	18,606	9,117	—
Tenant and capital improvements	—	—	(90)
FFO/FAD	**$ 15,587**	**$ 7,638**	**$ 12,523**

(1) Represents the carrying value of the Company's equity interest in the respective unconsolidated joint venture as reported on its consolidated balance sheets, which may differ from the capital balance as presented at the joint venture level.

(2) Non-refundable Entrance Fees are recognized on a GAAP/FFO basis over the estimated stay of the residents and are recognized on a cash/FAD basis upon receipt, net of a reserve for early terminations. See Entrance Fees in Definitions.

34

Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Annualized Revenues The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the same period. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for (i) the disaggregated HCR senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction and redevelopments. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable, and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. EBITDA is a supplemental measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, severance-related charges, litigation settlement charges and gain upon consolidation of joint venture. Adjusted EBITDA permits investors to view income from the Company’s operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allow for a more meaningful comparison of the Company’s operating performance between quarters as well as annual periods, and to the operating performance of other companies. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments (if applicable). EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. REPORTING Definitions

Entrance Fees Certain of the Company’s communities have residency agreements which require the resident to pay an upfront entrance fee prior to occupying the community. For GAAP NOI, net income and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as current liabilities. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing twelve months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees (“mgmt fees”)), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining Cash Flow Coverage and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes (i) contractual management fees, (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled facilities, with the exception of the HCR portfolio which uses 4% or (iii) an imputed management fee of 2% for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for (i) the disaggregated HCR senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Company’s unconsolidated joint ventures is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” section of the accompanying earnings press release for information regarding FAD. Funds From Operations (“FFO”)* See the “Funds From Operations” section of the accompanying earnings press release for information regarding FFO and FFO as adjusted. FAD Payout Ratio* Dividends declared per common share divided by diluted FAD per common share for a given period. The FAD Payout Ratio is a supplemental measure of the portion of FAD being declared as dividends to common stockholders. FAD Payout Ratio is subject to the same limitations and qualifications as FAD. FFO Payout Ratio* Dividends declared per common share divided by diluted FFO or FFO as adjusted per common share for a given period. The ratio is a supplemental measure of the portion of FFO or FFO as adjusted being declared as dividends to common stockholders. The ratio is subject to the same limitations and qualifications as FFO and FFO as adjusted. Healthcare System Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Investment Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable entrance fee liabilities and (ii) the carrying amount of DFLs and Debt Investments. REPORTING Definitions

Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated joint ventures. Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations. Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* See the “Net Operating Income and Same Property Performance” section of the accompanying earnings press release for information regarding NOI and Cash NOI. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing leased facilities, post-acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month and twelve-month periods and one quarter in arrears from the date reported. For operating properties under a RIDEA structure, Occupancy represents the facilities’ average operating Occupancy for the period presented. The percentages are calculated based on units, licensed beds and available beds for senior housing facilities, post-acute/ skilled facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Owned Portfolio Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and Debt Investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease or multiple master leases, a pooling agreement or multiple pooling agreements, or cross-guaranties. Pre-CNL Acquisition As of and for the six months ended June 30, 2006 (12 months for Adjusted Fixed Charge Coverage). The Company completed mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp. (collectively, “CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006. Quality Mix Non-Medicaid revenues as a percentage of total revenues for the trailing 12 months and one quarter in arrears from the period presented. Redevelopment Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties. Rental and RIDEA Revenues Rental and related revenues, tenant recoveries, resident fees and services, and income from DFLs. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. REVPOR The 3-month average revenue per occupied room for the most recent quarter end. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same Property Portfolio (“SPP”) Stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates changes in the composition of the Company’s portfolio of properties. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. REPORTING Definitions

Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated joint ventures is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Total Debt Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Company’s unconsolidated joint ventures. Total Gross Assets Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated joint ventures and its equity interest in HCR, after adding back accumulated depreciation and amortization. Total Market Capitalization Total Debt plus Total Market Equity. Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock (if applicable) multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end. Total Secured Debt Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated joint ventures. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. Yield* Cash NOI divided by Investment. For acquisitions, initial Yields are calculated as projected Cash NOI, 12 months forward, as of the closing date divided by total acquisition cost basis. The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs. Yield is subject to the same limitations and qualifications as Cash NOI. REPORTING Definitions * Non-GAAP Supplemental Measures Adjusted Fixed Charge Coverage, CFC, DSC, EBITDA, Adjusted EBITDA, Facility EBITDA, Facility EBITDAR, Facility EBITDARM, Financial Leverage, Fixed Charges, FAD, FAD Payout Ratio, FFO, FFO Payout Ratio, Net Debt, Net Debt to Adjusted EBITDA, NOI, Cash NOI, Secured Debt Ratio and Yield are supplemental non-GAAP measures that have inherent limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations and not as alternatives to those indicators. Further, the Company’s computations of these non-GAAP measures may not be comparable to similar measures reported by other companies. Historical reconciliations of Adjusted Fixed Charge Coverage, Financial Leverage and Secured Debt Ratio are available in the Company’s Current Reports on Form 8-K filed with the SEC on February 10, 2015 (2014 Metrics), February 11, 2014 (2013 Metrics), February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics). The information in this supplemental information package should be read in conjunction with the accompanying earnings release.

Reconciliations of Non-GAAP Measures Dollars in thousands EBITDA AND ADJUSTED EBITDA FROM NET INCOME Three Months Ended March 31, 2015 2014 Net income $ (237,503) $ 263,623 Interest expense 116,780 106,638 Income taxes: Continuing operations (77) 1,446 Discontinued operations — 5 Depreciation and amortization of real estate, in-place lease and other intangibles 114,522 107,388 Equity income from unconsolidated joint ventures (13,601) (14,528) HCP’s share of unconsolidated JV EBITDA(1) 13,245 3,642 Other joint venture adjustments 15,561 15,710 EBITDA $ 8,927 $ 483,924 Transaction-related items 3,390 495 Impairments (recoveries) 478,464 — Gain on sales of real estate (6,264) (28,010) Adjusted EBITDA $ 484,517 $ 456,409 (1) Reflects the pro rata share of amounts from the Company’s unconsolidated joint ventures and its equity interest in HCR.

Reconciliations of Non-GAAP Measures Dollars in thousands ADJUSTED FIXED CHARGE COVERAGE Three Months Ended March 31, 2015 2014 Adjusted EBITDA $ 484,517 $ 456,409 Interest expense 116,780 106,638 HCP’s share of unconsolidated JV interest expense(1) 2,557 1,563 Capitalized interest 1,698 3,125 Fixed Charges $ 121,035 $ 111,326 Adjusted Fixed Charge Coverage 4.0x 4.1x TOTAL GROSS ASSETS March 31, 2015 December 31, 2014 March 31, 2014 Consolidated total assets $ 21,024,442 $ 21,369,940 $ 19,858,678 Investments in and advances to unconsolidated joint ventures (642,795) (605,448) (193,930) Accumulated depreciation and amortization 2,680,665 2,600,152 2,318,562 Consolidated Gross Assets $ 23,062,312 $ 23,364,644 $ 21,983,310 HCP’s share of unconsolidated JV assets(1) 1,184,432 1,088,589 266,178 HCP’s share of unconsolidated JV accumulated depreciation and amortization(1) 78,597 55,803 45,887 Total Gross Assets $ 24,325,341 $ 24,509,036 $ 22,295,375 (1) Reflects the pro rata share of amounts from the Company’s unconsolidated joint ventures and its equity interest in HCR.

COMPANY Information Board of Directors Michael D. McKee Chairman of the Board, HCP, Inc. and Chief Executive Officer, Bentall Kennedy U.S., L.P. Brian G. Cartwright Senior Advisor Patomak Global Partners LLC Christine N. Garvey Former Global Head of Corporate Real Estate Services, Deutsche Bank AG David B. Henry Vice Chairman, President and Chief Executive Officer Kimco Realty Corporation James P. Hoffmann Former Partner and Senior Vice President Wellington Management Company Lauralee E. Martin President and Chief Executive Officer HCP, Inc. Peter L. Rhein General Partner Sarlot & Rhein Joseph P. Sullivan Chairman Emeritus of the Board of Advisors RAND Health Senior Management Lauralee E. Martin President and Chief Executive Officer Jonathan M. Bergschneider Executive Vice President Life Science Estates Paul F. Gallagher Executive Vice President and Chief Investment Officer Thomas D. Kirby Executive Vice President Acquisitions and Valuations Thomas M. Klaritch Executive Vice President Medical Office Properties James W. Mercer Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary Timothy M. Schoen Executive Vice President and Chief Financial Officer Kendall K. Young Executive Vice President Senior Housing

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental report which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to risks relating to the Company’s ability to fully evaluate HCR’s ability to meet its contractual obligations under the Amended Lease and risks related to the impact of the Department of Justice lawsuit against HCR, including the possibility of larger than expected litigation costs, adverse results and related developments; the Company’s reliance on a concentration of a small number of tenants and operators for a significant portion of its revenues; the financial weakness of tenants and operators, including potential bankruptcies, significant litigation exposure and downturns in their businesses, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and/or operators’ leases; the ability of the Company’s tenants and operators to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing tenant or operator upon default; the risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision making authority and reliance on its partners’ financial condition and continued cooperation; the risk that the Company may not be able to achieve the benefits of investments within expected time frames or at all, or within expected cost projections; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on healthcare providers of legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the Continued Forward Looking Statements & Risk Factors 42 Oakmont of Roseville Roseville, CA

costs, or otherwise affect the operations, of its tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic conditions, and currency exchange rates; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the U.S. of its obligations; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; and the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forwardlooking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental information package should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov. For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer, at (949) 407-0400. Forward Looking Statements & Risk Factors (Continued) 43 The Solana Willistown Willistown, PA

our commitment STRATEGY EXECUTION RESULTS Corporate Headquarters 1920 Main Street, Suite 1200 Irvine, CA 92614 (949) 407-0700 Nashville Office 3000 Meridian Boulevard, Suite 200 Franklin, TN 37067 San Francisco Office 950 Tower Lane, Suite 1650 Foster City, CA 94404 Los Angeles Office 11150 Santa Monica Boulevard, Suite 1600 Los Angeles, CA 90025 London Office 24 Berkeley Square London, WIJ 6HE